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                                                                    EXHIBIT 23.1


              1177 Avenue of the Americas    Telephone 212 596 7000
              New York, NY 10036             Facsimile 212 596 8910


Price Waterhouse LLP                                                (LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Chemical Banking Corporation of our report dated January 17, 1995 appearing on page 43 of Chemical Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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    PRICE WATERHOUSE LLP
    New York, New York
    October 31, 1995